               [LEBOEUF, LAMB, GREENE & MACRAE L.L.P. LETTERHEAD]



February 22, 2000


Biopure Corporation
11 Hurley Street
Cambridge, MA 02141


Re: Biopure Corporation Registration Statement on
    Form S-1 (File No. 333-30382)
    ---------------------------------------------


Ladies and Gentlemen:

             We are acting as counsel for Biopure Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company of up to 2,875,000 shares of Class A Common Stock, par value $.01 per share (the "Shares"), on a Registration Statement on Form S-1 (No. 333-30382), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act"). The Shares are to be purchased from the Company by certain underwriters and offered for sale to the public in the manner set forth in the Prospectus.

             For the purpose of the opinion set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals and the conformity to the originals of all documents presented to us as copies. In rendering our opinions, we have relied as to factual matters upon certificates and representations of officers of the Company and certificates of public officials.

             Based upon the foregoing, and subject to the completion of the proceedings to be taken by the Company in connection with the sale of the Shares and effectiveness of the

Biopure Corporation
February 22, 2000
Page 2


Registration Statement under the Securities Act, we are of the opinion that the Shares, when issued and sold as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We are do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the Prospectus. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.



                                     Very truly yours,


                                     /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                     ------------------------------------------
                                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.